SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TREK RESOURCES, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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TREK RESOURCES, INC. 4925 GREENVILLE AVENUE, SUITE 955 DALLAS, TEXAS 75206 (214) 373-0318

Dear Stockholder:

       You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Trek Resources, Inc. on Thursday, February 20, 2003, at 10:30 a.m., Dallas time. The meeting will be held at the Dallas Petroleum Club, 2200 Ross Avenue, 39th Floor, Dallas, Texas 75201. Your board of directors and management look forward to greeting stockholders able to attend in person.

       At the meeting, you will be asked to elect four directors to serve until the annual meeting of stockholders to be held in 2004. Additionally, you will be asked to approve a ten for one reverse stock split of our common stock. Finally, you will be asked to ratify the appointment of Hein + Associates LLP as our independent auditors for fiscal 2003. Information about the business to be conducted at the meeting is set forth in the accompanying proxy statement, which you are urged to read carefully. During the meeting, management will review the business affairs and progress of the company during the fiscal year ended September 30, 2002. Officers of the company will be present to respond to questions from stockholders.

       The vote of every stockholder is important. The board of directors appreciates and encourages stockholder participation in the company's affairs. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy promptly in the envelope provided or otherwise deliver the same to the address therein. Your shares will then be represented at the meeting. If you attend the meeting, you may, at your discretion, withdraw the proxy and vote in person.

On behalf of the board of directors, I thank you for your anticipated cooperation and continued support.
Sincerely,

/s/ Michael E. Montgomery
Michael E. Montgomery
January 24, 2003	President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board

TREK RESOURCES, INC.
4925 GREENVILLE AVENUE, SUITE 955
DALLAS, TEXAS 75206
(214) 373-0318

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 20, 2003

       The 2003 Annual Meeting of Stockholders of Trek Resources, Inc., a Delaware corporation (the "Company"), will be held at the Dallas Petroleum Club, 2200 Ross Avenue, 39th Floor, Dallas, Texas 75201, on February 20, 2003, at 10:30 a.m., Dallas time, for the following purposes:

(1)

the election of four directors to serve until the next annual meeting of stockholders or until their successors are duly qualified and elected (the board of directors has unanimously nominated these persons for election as director);

(2)

a proposal to amend the Company's Certificate of Incorporation to effect a reverse stock split of the outstanding shares of the Company's common stock, par value $0.01 per share, where every ten shares of common stock outstanding will automatically be reverse split and converted into one share of outstanding common stock, and to effect an automatic increase in the par value of the common stock from $0.01 per share to $0.10 per share, but leaving unchanged the number of the Company's authorized shares of common stock at 50,000,000 shares;

(3) a proposal to ratify the appointment of Hein + Associates LLP as the Company's independent auditors for fiscal 2003; and

(4) to transact other business that may properly come before the annual meeting or any adjournments thereof.

       Holders of our common stock as well as holders of our Series A preferred stock, par value $0.01 per share, of record on January 10, 2003 are entitled to notice of, and to vote at, the annual meeting or any postponements or adjournments thereof. At the record date for determination of stockholders entitled to vote at the annual meeting or any postponements or adjournments thereof, 35,367,308 shares of common stock were issued and outstanding and 100,000 shares of our Series A preferred stock were issued and outstanding.

       WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO FILL OUT, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM. THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.

By Order of the Board of Directors
Dallas, Texas
January 24, 2003
/s/ Michael E. Montgomery
Michael E. Montgomery President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board

TREK RESOURCES, INC.
4925 GREENVILLE AVENUE, SUITE 955
DALLAS, TEXAS 75206
(214) 373-0318

PROXY STATEMENT
FOR
2003 ANNUAL MEETING OF STOCKHOLDERS

To Be Held February 20, 2003

       This proxy statement is furnished to holders of our common stock, par value $0.01 per share, and holders of our Series A preferred stock, par value $0.01 per share. Your proxy is being requested by the board of directors of Trek Resources, Inc., a Delaware corporation. The proxies are to be used at our annual meeting of stockholders to be held at the Dallas Petroleum Club, 2200 Ross Avenue, 39th Floor, on February 20, 2003, at 10:30 a.m., Dallas time, and at any and all postponements or adjournments thereof. The record date for determining stockholders entitled to vote at the annual meeting is January 10, 2003.

ABOUT THE MEETING

What is the purpose of the annual meeting?

       At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of annual meeting of stockholders. Management also will report on the company and respond to questions from stockholders.

What information will I receive?

       Copies of (a) our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002, (b) the notice of annual meeting of stockholders, (c) this proxy statement, and (d) the enclosed proxy card are being mailed or delivered in a single envelope to stockholders beginning on January 24, 2003. See "General; 2004 Annual Meeting."

       We will deliver copies of our Annual Report on Form 10-KSB and other proxy materials to brokerage firms and other custodians, nominees and fiduciaries for forwarding to beneficial owners of our common stock. We will reimburse those brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses in connection with forwarding these materials.

Who can attend the annual meeting?

All holders of our common stock or Series A preferred stock outstanding as of the record date, or their duly appointed proxies, may attend the annual meeting.

       If you hold your shares in "street name," that is, through a broker or other nominee, you will need to bring a copy of a brokerage or other nominee statement reflecting your stock ownership as of the record date and check in at the registration desk at the annual meeting. You can not vote these shares unless you also bring a broker-issued proxy as discussed below.

Who is entitled to vote?

       Only holders of record of our common stock and our Series A preferred stock outstanding at the close of business on January 10, 2003 are entitled to receive notice of the annual meeting and, as described below, to vote at the annual meeting, or any postponement or adjournment of the annual meeting, the shares of common stock and Series A preferred stock that they held on the record date.

       Each share of common stock is entitled to one vote for each director to be elected and upon all other matters to be voted upon by the stockholders at the annual meeting. On January 10, 2003, we had 35,367,308 shares of common stock issued and outstanding.

       The holders of our Series A preferred stock are entitled to vote on all matters submitted to a vote of holders of common stock, voting with the common stock as a class. Each share of Series A preferred stock is entitled to the number of votes for each director to be elected and upon all other matters to be voted upon by the stockholders at the annual meeting that is equal to the number of shares of common stock into which the share of Series A preferred stock could be converted into as of the record date. On the record date, each share of Series A preferred stock could be converted into approximately 143 shares of common stock. We had 100,000 shares of Series A preferred stock outstanding on the record date.

What constitutes a quorum?

       The presence at the annual meeting, in person or by proxy of the holders of a majority of the total number of shares of common stock and Series A preferred stock, together as a class, outstanding on the record date will constitute a quorum, permitting the annual meeting to conduct its business. For the purposes of determining whether a quorum is present, each share of our Series A preferred stock represented in person or by proxy shall be deemed to represent the total number of shares of common stock into which such share of Series A preferred stock could be converted as of the record date. Proxies received by us but marked as abstentions and broker nonvotes will be included in the calculation of the number of shares considered to be present for quorum purposes at the annual meeting.

How do I vote?

       If you are a record holder of shares and complete and properly sign the accompanying proxy card and return it to us, your shares will be voted as you direct on the proxy card. If you attend the annual meeting, you may vote your shares by proxy by delivering your completed proxy card in person or you may vote your shares yourself by completing a ballot at the annual meeting. We will have ballots available at the annual meeting for stockholders who choose to vote their shares in person.

       Many of our stockholders hold their stock in "street name," which means that the shares are registered in their brokers', banks' or other nominee holders' names rather than in the stockholders' own names. The street name holder should provide to you, along with these proxy solicitation materials that we have provided to the street name holder, the street name holder's own request for voting instructions. By completing the voting instruction card, you may direct your street name holder how to vote your shares. Alternatively, if you want to vote your street name shares at the annual meeting, you must contact your broker directly in order to obtain a proxy issued to you by your nominee holder. A broker letter that identifies you as a stockholder is not the same as a broker-issued proxy. If you fail to bring a nominee-issued proxy to the annual meeting, you will not be able to vote your nominee-held shares at the annual meeting.

       If you hold your shares in street name through a broker or other nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by these "broker non-votes" will, however, be counted in determining whether there is a quorum present at the annual meeting.

Can I change my vote after I return my proxy card?

       Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the company either a notice of revocation or a proxy you have executed bearing a later date. If you hold your shares in street name and you would like to vote your shares at the annual meeting, you will also need to bring with you a legal proxy from your broker. The powers of the proxy holders will be suspended as to your shares if you attend the annual meeting in person and so request, although attendance at the annual meeting will not by itself revoke a previously granted proxy.

What happens if the annual meeting is postponed or adjourned?

       If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting. However, proxies may be revoked or withdrawn in the manner we described above prior to the reconvened annual meeting even if they have been voted on the same or any other matter at the prior meeting.

What are the board's recommendations?

       Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. The board's recommendations are set forth below together with the description of the proposals in this proxy statement. The board recommends a vote in favor of the election of four directors to serve until the next Annual Meeting of Stockholders or until their successors are duly qualified and elected (the board of directors has unanimously nominated these persons for election as director). Additionally, the board recommends a vote in favor of a ten for one reverse stock split of our common stock and a vote in favor of the ratification of Hein + Associates LLP as our independent auditor.

       With respect to any other matters that properly come before the annual meeting, the proxy holders will vote as recommended by the board of directors, or, if no recommendation is given, in their own discretion. The board of directors does not know of any other business to be presented at the annual meeting.

How are abstentions and broker non-votes treated?

       Brokers and other nominee holders holding shares of record for their customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. "Broker non-votes" means those votes that could have been cast on the matter in question by brokers and other nominee holders with respect to uninstructed shares if the brokers and other nominee holders had received their customers' instructions. "Uninstructed shares" means those shares held by a broker or other nominee who has not received instructions from its customers on the matters and the broker or other nominee has so notified the company on a proxy form in accordance with industry practice or has otherwise advised the company that the nominee lacks voting authority.

       The effect of broker non-votes and abstentions is described below in "Proposal One-Election of Directors", "Proposal Two-Proposal to Approve Reverse Stock Split" and "Proposal Three-Ratification of Auditors".

PROPOSAL ONE

ELECTION OF DIRECTORS

General

       Four directors are to be elected at the annual meeting. The current size of our board of directors is four. Unless otherwise instructed, the proxy holders intend to vote the proxies received by them FOR the four nominees below.

Michael E. Montgomery
Harold H. Ginsburg
Kenneth R. Smith
Dewain V. Hill

       All of our nominees currently serve as directors of the company, and each director was elected by our stockholders at our last annual meeting. Each nominee has consented to being named in this proxy statement and to serve if elected. If any nominee becomes unavailable before the election, your proxy authorizes us to vote for a replacement nominee if the board names one. The four nominees will serve until the next annual meeting of stockholders and until their successors are elected.

       The affirmative vote of a plurality of the shares of common stock and Series A preferred stock represented at the annual meeting, voting as a single class, will be required to elect each of these nominees. For the purposes of determining whether each of these nominees has been elected by the stockholders, each outstanding share of Series A preferred stock shall be deemed to represent the number of shares of common stock into which such share of Series A preferred stock could be converted as of the record date. As of the record date, each share of Series A preferred stock could be converted into approximately 143 shares of our common stock.

Votes may be cast in favor of or withheld with respect to each nominee. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

Directors and nominees for election to the board of directors

The biographical information for each of the nominees to the company's board of directors is set forth below under the heading "Directors and Executive Officers."

The board of directors recommends a vote FOR the election of the nominees for director named above.

       Mr. Montgomery, our Chairman and Chief Executive Officer, owns shares of our capital stock that entitle him to cast approximately 55% of the total votes that may be cast on this proposal. Mr. Montgomery intends to vote FOR the election of the nominees for director named above.

PROPOSAL TWO

PROPOSAL TO APPROVE REVERSE STOCK SPLIT

       The board of directors has adopted, and proposes that the stockholders approve, an amendment to our certificate of incorporation which would effect a reverse stock split of the outstanding shares of common stock whereby every ten shares of outstanding common stock will automatically be reverse split into one share of common stock outstanding. Additionally, this amendment would increase the par value of the common stock from $0.01 to $0.10 per share and maintain the number of shares common stock authorized to be issued at 50,000,000. Accordingly, this amendment will have the effect of increasing the number of shares of our common stock available to be issued.

If the stockholders approve the reverse stock split, then our certificate of incorporation would be amended to effect the reverse stock split.

Reasons for the reverse stock split

       Marketability.  The board of directors believes that the reverse stock split may result in a broader market for the common stock than currently exists by increasing the per share price. On January 6, 2003, the bid price for our common stock as quoted on the over-the-counter bulletin board was $0.06 per share. The board of directors believes that the present level of the per share market prices of the common stock impairs the acceptability of our common stock by portions of the financial community and the investing public. Many investors look upon low priced stock as more speculative in nature, and, as a matter of policy, avoid investment in these stocks. Any increase in the price per share may encourage interest and trading in our common stock and possibly promote greater liquidity for the stockholders, although this liquidity could be adversely affected by the reduced number of shares outstanding after the reverse stock split. We cannot be certain that these effects will occur or that the per share price level of the common stock immediately after the proposed reverse stock split will be maintained for any period of time.

       Effective increase of authorized shares.  As a part of the reverse stock split, the board of directors proposes to effectively increase the number of authorized shares of common stock by maintaining the authorized number at 50,000,000 shares. The board of directors believes that the reverse stock split will provide greater flexibility to the board of directors to issue additional equity securities, which will facilitate our ability to raise additional capital and acquire oil and natural gas properties in exchange for our common stock. The number of shares of our authorized preferred stock would not be affected by the reverse stock split. The board of directors believes the proposed amounts of common stock and preferred stock authorized for issuance are adequate to meet our company's needs in the foreseeable future. If the reverse stock split is approved, no stockholder approval will be solicited for the issuance of all or any portion of the additional shares of common stock unless required by law or any rules or regulations to which we are subject.

       Furthermore, we are in need of additional shares of common stock for future issuance upon conversion of our shares of Series A preferred stock and possibly for payment of dividends upon our Series A preferred stock. We presently expect that the proposed reverse stock split will make a sufficient number of shares of common stock available for these purposes.

Effect of reverse stock split

       Our certificate of incorporation currently authorizes the issuance of 50,000,000 shares of common stock and 20,000,000 shares of preferred stock. At the record date, we had outstanding 35,367,308 shares of common stock. Additionally, a total of 3,500,000 shares of our common stock are reserved for issuance under our 2000 Trek Resources, Inc. Stock Option Plan. Following the reverse stock split, approximately 3,536,731 shares of common stock will be issued and outstanding. The number of shares of common stock issuable to participants in our stock option plan would be proportionately reduced to give effect to the reverse stock split. The number of shares of common stock issuable upon conversion of our Series A preferred stock would also be proportionately reduced.

       Pursuant to the reverse stock split, the par value of the common stock would also automatically increase from $.01 per share to $0.10 per share. There would be no increase or decrease in our "stated capital" account (outstanding shares multiplied by par value) or "surplus" account (excess of our net assets over our stated capital) other than noting the change in par value and outstanding shares of common stock. We will need to adjust the historical earnings per share on our financial statements. No other adjustment will be required in the company's financial statements as a result of the reverse stock split.

       The proposed reverse stock split by itself will not affect the proportionate equity interest of any holder of common stock in the company, except as a result of stockholders who would receive cash in lieu of fractional shares. In addition, we will be able to issue new shares of common stock because of the effective increase in authorized common stock, and these actions could result in a decrease in the percentage equity interest of the current common stockholders.

       If the amendment is approved by the stockholders, we will file a certificate of amendment to our certificate of incorporation with the Secretary of State of the State of Delaware. The proposed amendment would become effective on the date of the filing. Upon filing, without further action of the company or its stockholders:

--	every ten shares of common stock outstanding will automatically be reverse split into one share outstanding;

--	the number of shares of authorized common stock will remain fixed at 50,000,000; and

--	the par value of the common stock will increase from $0.01 per share to $0.10 per share.

Upon filing the amendment, we will notify the stockholders that the reverse stock split has been effected.

Exchange of certificates; no fractional shares

       No fractional shares of common stock will be issued in connection with the proposed reverse stock split. Assuming the approval of the reverse stock split, a stockholder who would otherwise be entitled to receive a fractional share of common stock will receive, in lieu thereof, cash in a proportional amount equal to the last bid price of the common stock on the Over-The-Counter Bulletin Board on the date of this proxy statement.

       We will appoint Colonial Stock Transfer Company, Inc. as exchange agent in connection with the reverse stock split. As soon as practicable after the effective date of the reverse stock split, our common stock holders will be notified and requested to surrender to the exchange agent any certificate(s) representing outstanding shares of common stock in exchange for certificate(s) representing the reduced number of shares of common stock that will result from the reverse stock split, together with cash in lieu of any fractional share. Our stock records will be adjusted to reflect the post reverse-split shares held by each common stockholder. On the effective date, each certificate representing shares of common stock will be deemed for all purposes to represent the reduced number of shares of common stock that will result from the reverse stock split, whether or not the certificates representing the outstanding common stock are surrendered for exchange. We will deposit with the exchange agent, as soon as practicable after the effective date, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the reverse stock split. Any portion of the cash deposited with the exchange agent to pay for fractional shares that is held by the exchange agent six months after the effective date will be returned to us on demand. Thereafter, holders of post reverse-split shares eligible for this cash settlement would be paid directly by us. We intend to use existing cash to make the payments in lieu of fractional shares. We currently have approximately 470 stockholders of record. Following the reverse split, we estimate that we will have approximately 470 stockholders of record.

No dissenter's rights

The Delaware General Corporation Law does not grant stockholders of a Delaware corporation dissenter's rights with respect to the reverse stock split.

Resales of restricted securities

       The proposed amendment will not affect the transferability of shares of common stock or any present restriction on the sale thereof. Therefore, for purposes of determining the relevant holding period as prescribed by Rule 144 under the Securities Act of 1933, as amended, the shares of common stock to be issued to each stockholder after the effective date will be deemed to have been acquired on the date on which the stockholder acquired the shares of common stock held immediately prior to the effective date.

Federal income tax consequences

       A summary of the federal income tax consequences of the reverse stock split is set forth below. The discussion is based on the present federal income tax law. The discussion is not, and should not be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed amendment. Accordingly, stockholders are urged to consult their personal tax advisors for an analysis of the effect of the reverse stock split on their respective tax situations, including consequences under applicable state and local tax laws.

       The reverse stock split will be deemed to be a tax-free recapitalization to us and our stockholders to the extent that outstanding shares of common stock are exchanged for a reduced number of shares of common stock. Therefore, neither we nor our stockholders will recognize any gain or loss for federal income tax purposes as a result thereof. However, if a stockholder receives cash in lieu of any fractional share interest in the common stock, the stockholder will be treated as having received the cash in redemption of his or her fractional share interest. Depending on the stockholder's retained stock interest, this cash redemption will be treated as either (a) a dividend to the extent of our current and accumulated earnings and profit with any excess first applied against the stockholder's adjusted tax basis allocable to the fractional share interest and the remainder treated as gain from the sale or exchange of the fractional shares or (b) gain or loss from the sale or exchange of the fractional shares in an amount equal to the difference, if any, between the cash received and the stockholder's basis.

       The shares of common stock to be issued to each stockholder will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of common stock held by the stockholder immediately prior to the effective date, less any basis allocable to the fractional shares redeemed (if any) to the extent the redemption is treated as a sale or exchange under the preceding paragraph. A stockholder's holding period for the shares of common stock to be issued will include the holding period for shares of common stock exchanged therefor, provided, that the outstanding shares of common stock were held by the stockholder as capital assets on the effective date.

Amendment

       If the reverse stock split is approved, the restated certificate of incorporation, as amended, will be amended by deleting paragraph (a) of Article 4 in its entirety and inserting in its place the following:

"ARTICLE 4. Description and Authorization of Stock.

       (a) Stock Authorization. The total number of shares of capital stock that the Corporation shall have authority to issue is seventy million (70,000,000) shares, which shall consist of (i) fifty million (50,000,000) shares of common stock, par value ($0.10) per share (the "Common Stock"), and (ii) twenty million (20,000,000) shares of preferred stock, par value ($.01) per share (the "Preferred Stock"). Simultaneously with the filing of this amendment with the Delaware Secretary of State (the "Effective Date"), each ten shares of the Company's Common Stock issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split, into one share of Common Stock, par value ($0.10) per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates", whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's transfer agent for cancellation, a certificate or certificates (the "New Certificates", whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by the Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificate or scrip representing fractional share interests in New Common Stock will be issued, and no fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Company. The Corporation shall issue to each stockholder of the Corporation otherwise entitled to receive a fractional share of common stock, cash in an amount equal to the product obtained by multiplying the fraction by the last bid price for the common stock on the OTC Bulletin Board maintained by the National Association of Securities Dealers on the Effective Date in lieu of a fractional share of common stock. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's transfer agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the transfer agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting the exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that the taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law."

Approval

       The affirmative vote of the holders of a majority of the shares of common stock and Series A preferred stock, voting together as a class, that are outstanding and entitled to vote on the record date is required to approve the reverse stock split. For the purpose of determining whether the reverse stock split has received this required approval, each outstanding share of Series A preferred stock shall be deemed to represent the number of shares of common stock into which such share of Series A preferred stock could be converted as of the record date. As of the record date, each share of Series A preferred stock could be converted into approximately 143 shares of our common stock.

       In addition, the affirmative vote of the holders of a majority of the shares of our common stock that are outstanding and entitled to vote on the record date, voting as a separate class, is required to approve the reverse stock split.

Unrestricted shares are not entitled to vote on this matter, and therefore broker non-votes will have the effect of negative votes on this proposal. Abstentions have the effect of negative votes.

The board of directors recommends a vote FOR approval of the amendment to effect the reverse stock split.

       Mr. Michael E. Montgomery, our Chairman and Chief Executive Officer, owns shares of our capital stock that entitle him to cast approximately 55% of the total votes that may be cast on this proposal. Mr. Montgomery intends to vote FOR approval of the amendment to effect the reverse stock split.

PROPOSAL THREE

RATIFICATION OF AUDITORS

       Our board of directors, upon the recommendation of our audit committee, has appointed Hein + Associates LLP as our independent auditors for the fiscal year ending September 30, 2003. Stockholders are being asked to ratify this appointment. Hein + Associates LLP also served as our independent auditors for the fiscal year ended September 30, 2002.

       We have been informed by Hein + Associates LLP that they are independent with respect to our company within the meaning of the applicable published rules and regulations of the Securities and Exchange Commission, the pronouncements of the Independence Standards Board, and Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct, its interpretations and rulings.

A representative of Hein + Associates is expected to attend the annual meeting to answer your questions and will be permitted to make a statement if they desire to do so.

       The appointment of Hein + Associates must receive the affirmative vote of the majority of the shares of common stock and Series A preferred stock represented at the annual meeting, voting together as a single class, in order to be ratified by our stockholders. For the purposes of determining whether the ratification has received the requisite approval, each outstanding share of Series A preferred stock shall be deemed to represent the number of shares of common stock into which such share of Series A preferred stock could be converted as of the record date. As of the record date, each share of Series A preferred stock could be converted into approximately 143 shares of our common stock.

The board of directors recommends a vote FOR the proposal to ratify the appointment of Hein + Associates LLP as our independent auditors for the fiscal year ending September 30, 2003.

       Mr. Michael E. Montgomery, our Chairman and Chief Executive Officer, owns shares of our capital stock that entitle him to cast approximately 55% of the total votes that may be cast on this proposal. Mr. Montgomery intends to vote FOR the ratification of Hein + Associates as our independent auditors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of director meetings

       During the fiscal year ended September 30, 2002, the board of directors met and took action 12 times. No director attended fewer than 75% of the meetings of the board of directors or of the committees of the board of directors on which they served. The board of directors has established two standing committees to assist it in the discharge of its responsibilities. The board of directors does not have a standing nominating committee. Action regarding the selection and nomination of directors is handled by our board of directors as a whole.

Audit committee

       The audit committee recommends the independent public auditors that the company considers to perform the annual audit, reviews financial statements, and reviews the observations of independent auditors concerning their annual audit. During fiscal year 2002, the audit committee consisted of Harold H. Ginsburg, Dewain V. Hill, and Kenneth R. Smith. The audit committee met three times during the fiscal year ended September 30, 2002. Additionally, the audit committee met during December 2002 to discuss and evaluate our fiscal 2002 audit.

Report of the audit committee of the board of directors

       Our board of directors has adopted a written charter for our audit committee, which is attached as Appendix B to this proxy statement. The members of our audit committee comply with the definition of independence as set forth in Rule 4200(a)(14) of the NASD's listing standards with the exception of Mr. Smith, who currently serves as our Secretary.

       Our audit committee reviewed and discussed with management our audited financial statements for the fiscal year ended September 30, 2002. The audit committee also discussed with our independent auditor, Hein + Associates LLP, the matters required to be discussed by the Codification of Statements on Auditing Standards 61, Communications with Audit Committees.

       The audit committee received the written disclosures and the letter from our independent auditor Hein + Associates LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Hein + Associates LLP its independence from the company.

       Based on these reviews and discussions and in reliance thereon, the audit committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and the board of directors approved the recommendation.

Dewain V. Hill Kenneth R. Smith Harold H. Ginsburg

Change in principal auditor

       Our board of directors dismissed the accounting firm of Ernst & Young LLP effective as of August 12, 2002. Simultaneously, our board of directors approved the engagement of Hein + Associates, LLP as our independent auditor. This change in auditors was primarily made in connection with cost reduction initiatives, and was approved by our board of directors and our audit committee.

       The audit reports of Ernst & Young LLP did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. We did not have any disputes with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosures or auditing scope procedure which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter in their reports.

       A copy of the foregoing statements was provided to Ernst & Young LLP in connection with our filing of a Current Report on Form 8-K with the Securities and Exchange Commission on August 14, 2002. Their response, indicating agreement with these statements, is attached as Exhibit 16.1 to that Current Report on Form 8-K, and is also attached as Appendix C to this proxy statement.

Audit fees

The following table summarizes the fees paid or payable to Ernst & Young LLP for services rendered for the fiscal year ended September 30, 2002:

Audit fees in connection with the quarterly reports on Form 10-QSB and quarterly reports	$9,000

Financial systems design and implementation fees	---

All other fees

Local jurisdiction statutory audit fees	---

Tax related services	1,100

Other fees	5,600

Total all other fees	6,700

TOTAL	$ 15,700

The following table summarizes the fees paid or payable to Hein + Associates LLP for services rendered for the fiscal year ended September 30, 2002:

Audit fees in connection with the Annual Report on Form 10-KSB	$ 17,500

Financial systems design and implementation fees	---

All other fees

Local jurisdiction statutory audit fees	---

Tax related services	7,300

Other fees	4,800

Total all other fees	12,100

TOTAL	$ 29,600

       The category "Other fees" generally includes fees for tax planning and advisory services related to specific transactions. The audit committee has considered whether the nonaudit services rendered by Hein + Associates LLP to the Company during the fiscal year ended September 30, 2002 are compatible with the independence of Hein + Associates LLP.

Compensation committee

       The compensation committee reviews and makes recommendations regarding executive compensation and may oversee the company's incentive compensation plans as they may exist from time to time. During fiscal year 2002, the compensation committee consisted of Harold H. Ginsburg, Dewain V. Hill, and Kenneth R. Smith. The compensation committee met one time during the fiscal year ended September 30, 2002.

DIRECTORS AND EXECUTIVE OFFICERS

The following table presents information with respect to our directors and executive officers:

Name	Age	Position
Michael E. Montgomery	49	President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board

Harold H. Ginsburg	51	Director

Kenneth R. Smith	50	Director and Secretary

Dewain V. Hill	51	Director

       Michael E. Montgomery. Mr. Montgomery has been our President, Chief Executive Officer and Chairman of the Board since May 15, 2000. Mr. Montgomery has also served as a member of our board of directors since June 15, 2000. Additionally, Mr. Montgomery was appointed as our Chief Financial Officer during November 2001. Mr. Montgomery has over 15 years of experience in the energy industry with extensive involvement in the operations and acquisitions areas. Since its inception in 1987, Mr. Montgomery has served as the President of Montgomery Petroleum, Inc., an independent oil and gas company that he founded, and also served from June 1998 to October 2000 as the Managing General Partner of MBOE Oil and Gas Limited Partnership, a private oil and natural gas enterprise. Additionally, Mr. Montgomery has also served as the president of Montgomery Development, Inc. since 1997. Mr. Montgomery has extensive experience in the commercial banking industry and served as a director of Bent Tree National Bank from 1994 until 1996. Mr. Montgomery holds a Bachelor of Arts degree in finance from Southern Methodist University and dedicates approximately 90% of his time during normal business hours to our business.

       Harold H. Ginsburg. Mr. Ginsburg was elected to our board of directors on June 15, 2000. In 1991, Mr. Ginsburg was appointed and presently serves as the Managing Principal of Southern Asset Service Corporation, a commercial real estate consulting and brokerage firm, and has over 25 years of experience in the commercial real estate industry. Mr. Ginsburg also serves as a director of Lone Star Bank of Dallas, Texas and has served on the board of directors of Allied Bank of Dallas, Texas, American Bank of Denison, Texas, American Bank of Sherman, Texas, and North American Bank Shares. He holds a Bachelor of Arts degree from the University of Texas at Austin, and also serves as a member of our audit committee.

       Kenneth R. Smith. Mr. Smith joined our board of directors on June 15, 2000. Mr. Smith also became our Secretary in November 2001. Since 1989, Mr. Smith has served as the President of Stanford Financial in Dallas, Texas. Since 1990, Mr. Smith has been actively involved in oil, natural gas and real estate enterprises as a private investor. Mr. Smith has over 20 years of experience in the banking industry and has held various executive and managerial positions with Bank Texas, N.A., First City Bank of Dallas and G.E. Capital. Mr. Smith holds a Bachelor of Science degree in finance from Louisiana State University, and also serves as a member of our audit committee.

       Dewain V. Hill. Mr. Hill joined our board of directors on June 15, 2000. Mr. Hill has over 25 years of experience in the banking industry. Since 1996, he has served as Managing Executive of Northern Trust Bank of Texas, N.A. From 1988 until 1996, he served as the President of Bent Tree National Bank of Dallas, Texas. Mr. Hill holds a Bachelor of Arts degree from Texas Christian University, and also serves as a member of our audit committee.

Our directors serve one-year terms, and must stand for re-election each year at the annual meeting of our stockholders.

EXECUTIVE COMPENSATION

Compensation of officers

       The following table shows the compensation of the named executive officers of the company for the fiscal years ended September 30, 2002, 2001 and 2000. We did not make awards of restricted stock or stock appreciation rights or make any type of long-term incentive plan payments during any of these fiscal years.

Summary Compensation Table

	Annual Compensation				Long Term Compensation
Name and Principal Position	Fiscal Year Ended September 30	Salary	Bonus	Other Annual Comp.	Number of Securities Underlying Options	All Other Compensation
Michael E. Montgomery President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board(1)	2002 2001 2000	$120,000 (2) $120,000 $ 60,000 (2)	$-0- $-0- $-0-	-0- -0- -0-	-0- 200,000(3) -0-	-0- -0- -0-

Thomas A. Rubis (4) Vice President- Operations	2002 2001	$100,000 $100,000	-0- $6,000	-0- -0-	-0- 200,000(3)	-0- -0-

(1) Mr. Montgomery was appointed as our President effective May 15, 2000, as our Chairman of the Board effective June 15, 2000 and as Chief Executive Officer effective November 16, 2000.

(2) In August 2000, our Board of Directors approved a deferred compensation plan for Mr. Montgomery. Under the terms of the plan, Mr. Montgomery is now permitted to defer up to 50% of his yearly base salary. However, since Mr. Montgomery's employment with us did not begin until May 15, 2000, he was able to defer all $60,000 of his base salary for fiscal 2000. We paid this amount to Mr. Montgomery in January 2001. Mr. Montgomery also deferred payment of $35,000 of salary for fiscal 2002. As of the date of this proxy statement, $25,000 of this amount remains unpaid.

(3) Represents stock options that were repriced from $.16 per share to $.11 per share at a meeting of our board of directors on September 27, 2001.
(4) Mr. Rubis' employment with us was terminated effective as of December 31, 2002.

       The preceding table shows all the cash compensation paid or to be paid by the company, as well as certain other non-cash compensation paid or accrued, during the fiscal years indicated, to our named executive officers in all capacities in which they served.

We did not grant any stock options to our named executive officers during the fiscal year ended September 30, 2002.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/ SARs at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/ Unexercisable
Michael E. Montgomery	__	__	400,000/0	$0/0
Thomas A. Rubis	__	__	200,000/0	$0/0

Compensation of directors

       We have not made any standard arrangements which entitle our directors to receive cash retainers or meeting fees for their board service. However, we paid each of our non-employee directors a fee of $200 for their board service during fiscal 2002. On November 1, 2000, we granted each of our non-executive directors an option to purchase up to 200,000 shares of our common stock at $.16 per share. The terms of the option grants provide that all of the options are immediately exercisable, but the underlying shares of common stock are subject to vesting restrictions. One -fourth of the shares of common stock underlying these options vested on the date of grant, with an additional one thirty-sixth (1/36) of the remaining portion vesting in 36 equal installments beginning on December 31, 2000. All unexercised options, as well as all unvested shares of underlying common stock, are forfeited in the event that the director's service on our board of directors is terminated. Additionally, we reimburse our directors for travel, lodging and related expenses that they may occur in attending board of directors and committee meetings.

CERTAIN RELATIONSHIPS BETWEEN THE COMPANY AND
DIRECTORS, OFFICERS OR STOCKHOLDERS

Mr. Michael E. Montgomery

       We share office space, personnel and various other services with Montgomery Petroleum, Inc. and other entities that are owned by Mr. Montgomery. We also operate 16 oil and natural gas wells on behalf of entities owned by Mr. Montgomery. We either bill or are billed for the fair market value of the office space and services based on the costs incurred by the providing entity, as the case may be. For the fiscal years ended September 30, 2001 and September 30, 2002, we were billed $99,000 and $98,000, respectively, for services provided by Montgomery Petroleum. Likewise, we billed Montgomery entities $52,000 and $48,000 for the services that we provided during the years ended September 30, 2001 and September 30, 2002, respectively. Accordingly, we made net payments of $47,000 in fiscal 2001 and $50,000 in fiscal 2002 for these items

       On December 2, 2002, we sold 50,000 shares of our Series A preferred stock to Mr. Montgomery for $500,000. At the same time, we sold an additional 50,000 shares of our Series A preferred stock to Faye C. Briggs for $500,000. Ms. Briggs is Mr. Montgomery's mother. The shares of Series A preferred stock purchased are convertible into shares of our common stock at the option of the holder. The number of shares of our common stock that are issuable upon conversion of a share of Series A preferred stock is equal to the stated value of a share of Series A preferred stock ($10.00) divided by the applicable conversion price. The conversion price is initially $.07 per share, but may be proportionally adjusted to reflect the effects of stock splits, stock dividends and similar types of transactions. Holders of Series A preferred stock are entitled to a preferential liquidation payment of $10.00 per share before we may make payments to holders of our common stock in the event of a liquidation. We may choose to pay dividends on our Series A preferred stock in cash or additional shares of our common stock. Additionally, holders of Series A preferred stock vote along with holders of our common stock for the election of directors and all other matters submitted for stockholder approval. We used the proceeds from the sale of our Series A preferred stock to Mr. Montgomery and Ms. Briggs to reduce the outstanding principal amount under our credit facility.

       In March 2002, we were approached regarding the possible acquisition of oil and natural gas properties located in King and Lipscomb Counties, Texas and Beaver, Dewey, Major, Pottawatomie Counties, Oklahoma, from David H. Arrington Oil & Gas, Inc. for approximately $1 million in cash. We did not have the capital resources needed to purchase these properties. Therefore, independent members of our board of directors approved the assignment of the opportunity to purchase the properties to Michael E. Montgomery in exchange for an option to purchase the properties from him at any time within 120 days from the date of his purchase of the properties. Mr. Montgomery completed the acquisition of the properties on April 11, 2002. On May 5, 2002, Mr. Montgomery granted us the option to purchase the properties at any time before August 9, 2002 for approximately $1 million plus any out-of-pocket expenses and as adjusted for net production during the period of ownership by Mr. Montgomery. We were not able to exercise this option due to liquidity and capital resource constraints and therefore this option has expired.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       To our knowledge, based solely on a review of the copies of reports furnished to us, during the fiscal year ended September 30, 2002, all of the company's executive officers, directors and holders of more than 10% of its common stock timely filed all reports required by Section 16(a) of the Securities Exchange Act of 1934.

STOCKHOLDERS

       The following table shows the beneficial ownership of our common stock as of January 10, 2003 for (1) our directors, (2) our executive officers who are listed in the Summary Compensation Table, (3) our directors and executive officers as a group and (4) beneficial owners of 5% or more of our common stock:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Approximate Percentage Of Common Stock

Officers and Directors:
Michael E. Montgomery 4925 Greenville Avenue, Suite 955 Dallas, Texas 75206	35,306,796 (1)	71.1%

Thomas A. Rubis (3) 4925 Greenville Avenue, Suite 955 Dallas, Texas 75206	550,000 (2)	1.5%

Harold H. Ginsburg 4925 Greenville Avenue, Suite 955 Dallas, Texas 75206	225,100 (2)	(4)

Kenneth R. Smith 4925 Greenville Avenue, Suite 955 Dallas, Texas 75206	225,100 (2)	(4)

Dewain V. Hill 4925 Greenville Avenue, Suite 955 Dallas, Texas 75206	225,100(2)	(4)

All executive officers and directors as a group (5 persons)	36,532,096	71.7%

Five Percent Stockholders (5)
Faye C. Briggs 12076 Tavel Circle Dallas, Texas 75230	35,306,796(6)	73.6%(6)

__________________________

(1)

Includes (a) 20,621,082 shares of common stock owned of record by Mr. Montgomery, (b) 400,000 shares of common stock that may be purchased by Mr. Montgomery pursuant to employee stock options within 60 days of January 10, 2003, (c) 50,000 shares of our Series A preferred stock owned by Mr. Montgomery that is convertible into 7,142,857 shares of common stock at the option of Mr. Montgomery and (d) 50,000 shares of Series A preferred stock owned by Faye C. Briggs, Montgomery's mother, that are convertible into 7,142,857 shares of common stock at the option of Ms. Briggs. The holdings of Ms. Briggs are included in the number of shares reported as Mr. Montgomery and Ms. Briggs may be deemed to constitute a "group" pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended. Mr. Montgomery disclaims the beneficial ownership of the shares of Series A preferred stock and underlying shares of common stock held by Ms. Briggs.

(2)	Includes options to purchase 200,000 shares of common stock within 60 days of January 10, 2003.
(3)	Mr. Rubis' employment with us was terminated effective as of December 31, 2002.
(4)	Less than 1%.
(5)	Does not include Mr. Montgomery, whose share ownership data is shown above under "Officers and Directors".
(6)

Includes (a) 50,000 shares of our Series A preferred stock owned of record by Ms. Briggs that are convertible into 7,142,857 shares of common stock at the option of Ms. Briggs and (b) an additional 28,163,939 shares of common stock beneficially owned by Mr. Montgomery. The holdings of Mr. Montgomery are included in the number of shares reported as Mr. Montgomery and Ms. Briggs may be deemed to constitute a "group" pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended. Ms. Briggs disclaims the beneficial ownership of such shares of common stock beneficially owned by Mr. Montgomery.

GENERAL; 2004 ANNUAL MEETING

Our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 is enclosed herewith. The Annual Report does not form any part of the material for the solicitation of proxies.

       Pursuant to the rules of the Securities and Exchange Commission, a proposal to be presented by a stockholder at our 2004 annual meeting must be received by us at our principal executive offices no later than September 23, 2003 to be included in our proxy statement for that meeting. As provided in our bylaws, all stockholder proposals for our 2004 annual meeting, whether or not submitted for inclusion in our proxy statement, will not be presented at the 2004 annual meeting unless received by us at our executive offices between August 23, 2003 and October 23, 2003.

       The solicitation of proxies in the enclosed form is made on behalf of our board of directors. The entire cost of soliciting these proxies, including the costs of preparing, printing and mailing this proxy statement and accompanying materials to stockholders, will be borne by the company. In addition to use of the mails, proxies may be solicited personally or by telephone or otherwise by officers, directors and employees of the company, who will receive no additional compensation for these activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by brokerage houses, custodians, nominees and fiduciaries. These parties will be reimbursed for their reasonable expenses incurred in forwarding the proxy materials.

OTHER BUSINESS

Management knows of no other matter that will come before the meeting. However, if other matters do come before the meeting, the proxy holders will vote in accordance with their best judgment.

By Order of the Board of Directors,
/s/ Michael E. Montgomery
Michael E. Montgomery President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board
January 24, 2003

APPENDIX A
PROXY FOR COMMON STOCK AND SERIES A PREFERRED STOCK
TREK RESOURCES, INC.
4925 Greenville Avenue, Suite 955
Dallas, Texas 75206
Tel: (214) 373-0318
Fax: (214) 373-8035
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Michael E. Montgomery and Kenneth R. Smith as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock and Series A preferred stock of Trek Resources, Inc. held of record by the undersigned on January 10, 2003 at the annual meeting of stockholders to be held at the Dallas Petroleum Club, 2200 Ross Avenue, 39th Floor, Dallas, Texas 75201 on February 20, 2003 at 10:30 a.m., Dallas time, or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposals listed below.
The board of directors recommends that the stockholders vote FOR the proposals. Please review carefully the proxy statement delivered with this Proxy.

1.

Proposal to elect Michael E. Montgomery, Dewain V. Hill, Kenneth R. Smith, and Harold H. Ginsburg as directors until the next annual meeting or until their successors have been duly qualified and elected.

	[ ] FOR all nominees listed above	[ ] WITHHOLD AUTHORITY
	(except as marked to the contrary below)	to vote for all nominees listed above

(Instruction: to withhold authority to vote for any individual nominee write that nominee's name in the space provided above)

2.	Proposal to effect a ten for one reverse stock split of the outstanding shares of common stock.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

3.	Proposal to ratify appointment of Hein + Associates LLP as independent auditors.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

The Proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

Signature

Dated: , 2003
Signature, if held jointly

Number of Shares of Common Stock Held

Number of Shares of Series A Preferred Stock Held

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

APPENDIX B

AUDIT COMMITTEE CHARTER

ORGANIZATION

       This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

       The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In doing so, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

       The primary responsibility of the audit committee is to oversee the Company's financial reporting process on the behalf of the board and report the results of their activities of the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

       The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are forth as a guide with the understanding that the committee may supplement them as appropriate.

--

The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

--

The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

--

The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

--

The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgement about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgements, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

APPENDIX C

EXHIBIT 16.1 TO FORM 8-K

August 12, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated August 12, 2002, of Trek Resources and are in agreement with the statements contained in paragraphs (i), (ii) and (iv) on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP
Dallas, Texas